ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”), is dated as of April __, 2009 by and among GLOBAL TELESAT CORP., a Virginia Corporation with offices at 51 Lyon Ridge Road, Katonah, New York 10536 (“Assignor”), and INTERNATIONAL LEGAL CONSULTANTS, a Dubai corporation with offices at P.O. Box 40992, Pearl Building 10-02, Deira, Dubai, UAE (“Assignee”) and SANSWIRE-TAO CORP., a Florida corporation with offices at 101 NE 3rd Avenue, Suite 1500, Fort Lauderdale, Florida 33301 (“Sanswire-TAO”).

WITNESSETH :

         WHEREAS, as of April __, 2009, Assignor and Sanswire-TAO entered into a certain Credit Facility Agreement (the “Loan Agreement”) pursuant to which Assignor agreed to provide Sanswire-TAO with funding to enable it to complete the development of a 34 meter mid-altitude remotely operated airship designated as model STS-111 and, in consideration thereof, Sanswire-TAO agreed to compensate Assignor therefor, all on and subject to the terms and provisions of the Loan Agreement; and

          WHEREAS, Assignee desires to receive from Assignor an assignment of the Loan Agreement, and of all rights and entitlements of Assignor thereunder and, in consideration therefor, to assume all of Assignor’s obligations thereunder, all on and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

           FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and sets over to Assignee, all right, title and interest of Assignor in and to the Loan Agreement.

Assignor warrants and represents that the Loan Agreement is in full force and effect and is fully assignable.  By virtue of its execution of this Agreement, Sanswire-TAO hereby consents to such assignment of the Loan Agreement by Assignor and its assumption by Assignee.

Assignor and Sanswire-TAO warrant that the Loan Agreement has not been modified or amended subsequent to the date thereof and is in full force and effect as of the date hereof.

Assignor and Sanswire-TAO further warrant that they have full right and authority to assign the Loan Agreement and that the assignment thereof hereunder is free of all liens, claims and encumbrances.

Assignee hereby assumes and agrees to perform all of the obligations of Assignor under the Loan Agreement and agrees to indemnify and hold Assignor harmless from any claim or demand resulting from non-performance by Assignee thereunder.  Sanswire hereby agrees that, by virtue of the assignment of the Loan Agreement hereunder, Assignor is hereby fully and unconditionally released from all obligations under the Loan Agreement.

Each of the parties hereto hereby represents and warrants to the others that this Agreement has been duly authorized by each of the parties hereto by all required action of each of such parties, is legally binding and enforceable on each of the parties hereto and that each of the signatories to this Agreement have been duly authorized to execute and deliver this Agreement.

This Agreement (i) constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof, (ii) may not be modified or waived except pursuant to a written instrument signed by the party to be bound thereby, (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, (iv) shall be governed by and construed in accordance with the internal laws of the State of New York, (v) shall not be assignable by any of the parties hereto without the written consent of the non-assigning parties, (vi) shall, if any term or provision hereof shall be determined to be unenforceable, remain valid and in full force and effect with respect to all other provisions of this Agreement not affected by such unenforceable provision or provisions, (vii) may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument, and (viii) may be completed by facsimile transmission, which transmission will be deemed to be an original and considered fully legal and binding on all of the signatories hereto.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the __ day of April, 2009.

Assignor:

GLOBAL TELESAT CORP.

By:
David R. Phipps, President and
Chief Executive Officer

Assignee:

INTERNATIONAL LEGAL CONSULTANTS

By:
Richard C. Ritter

SANSWIRE-TAO CORP.

By:
Jonathan D. Leinwand
Chief Executive Officer